Exhibit 10.3

FORM OF PARENT SUPPORT AGREEMENT

This PARENT SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2022, is by and among FOXWAYNE ENTERPRISES ACQUISITION CORP., a Delaware corporation (“Parent”), CLOVER INC., a corporation organized under the laws of Ontario (the “Company”) and the undersigned (“Stockholder”).

RECITALS

A. Parent, the Company, GOTHAM MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and ISAAC RAICHYK (solely in his capacity as Stockholders’ Representative) are contemporaneously entering into an Agreement and Plan of Merger (together with the Ancillary Documents, each as amended from time to time, the “Merger Agreement”), dated as of [●], 2022, pursuant to which, among other things, Merger Sub is to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

B. As of the date hereof, Stockholder is the Beneficial Owner (as defined below) of that number of shares of Class A Common Stock, par value $0.0001 per share, of the Parent (“Parent Common Stock”) set forth beside Stockholder’s name on Schedule A hereto and has or will have the sole power to vote (or to direct the voting of) such shares (all such shares of Parent capital stock (“Parent Capital Stock”) Beneficially Owned by Stockholder as of the date hereof or during the term of this Agreement, the “Owned Shares”).

C. Parent and the Company, in consideration for the benefits to be delivered under the terms of the Merger Agreement, have required that Stockholder enter into this Agreement as a condition and inducement to the willingness of Parent and the Company to enter into the Merger Agreement and consummate the Transactions.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

ARTICLE 1

VOTING AGREEMENT

1.1 Agreement to Vote.

(a) From the date of this Agreement until the Expiration Time (as defined below), Stockholder will (and, if applicable, will cause each of its Affiliates that has the right to vote or direct the voting of any Subject Shares (as defined below) to) (i) appear at any meeting of stockholders or otherwise cause any Subject Shares to be counted as present thereat for purposes of calculating a quorum, (ii) (A) vote in favor of, or (B) in the event that the Parent seeks Stockholder’s approval via written consent, as promptly as reasonably practicable (and in any event within two (2) Business Days) following the delivery by the Parent of the applicable requested written consent), duly execute and deliver to the Company and Parent the written approval solicited by the Parent pursuant to such written consent under which Stockholder shall irrevocably and unconditionally consent to, the Parent Stockholder Matters (as defined herein), and (iii) withhold its approval of or vote against any action, proposal, transaction or agreement that could reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement under this Agreement or the Merger Agreement or (2) otherwise interfere with the Transactions.

(b) Stockholder will not enter into any agreement with any Person (other than the Parent) prior to the Expiration Time (with respect to periods prior to the Expiration Time) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of the Subject Shares, the effect of which would be inconsistent with or violate any provision contained in herein. Any vote or consent (or withholding of a vote or consent or otherwise abstaining from voting or consenting) by Stockholder that is not in accordance with this Section 1.1 will be considered null and void.

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(c) Stockholder agrees that he, she or it shall not, directly or indirectly, prior to the Closing, redeem any of the Owned Shares.

(d) The Parent may, in its sole discretion, waive the provisions of this Section 1.1 as to any matter brought to the stockholders of the Parent for a vote (or consent pursuant to an action by written consent of the stockholders, if applicable).

1.2 Revocation of Prior Proxies; Grant of Irrevocable Proxy.

(a) Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Owned Shares or the Subject Shares (other than the proxies granted pursuant to any voting agreement, which, for the avoidance of doubt shall not apply to the extent that Stockholder votes in favor of, or grants its written consent to, the Parent Stockholder Matters pursuant to this Agreement) are not irrevocable, and Stockholder hereby revokes any and all prior proxies with respect to the Subject Shares (other than the proxies granted pursuant to any voting agreement, which, for the avoidance of doubt shall not apply to the extent that Stockholder votes in favor of, or grants its written consent to, the Parent Stockholder Matters pursuant to this Agreement). Prior to the Expiration Time, Stockholder will not directly or indirectly grant any proxies or powers of attorney (other than to Parent), deposit any of the Owned Shares or the Subject Shares into a voting trust or enter into a voting agreement (other than this Agreement) with respect to any of the Owned Shares or the Subject Shares.

(b) Stockholder hereby appoints Parent and any designee of Parent, each of them individually, such Stockholder’s proxy and attorney in fact until the Expiration Time, with full power of substitution and re-substitution, to vote, direct the vote or act by written consent with respect to the Owned Shares (i) in accordance with Section 1.1 hereof, (ii) to sign his, her or its name (as a stockholder) to any consent, certificate or other document relating to the Parent that the Law of any state or the rules of any bank, broker or depositary may permit or require in connection with any matter referred to in Section 1.1, and (iii) for purposes of voting, taking any action by written consent, executing and delivering any documents, receiving any notice and taking any actions that the Parent or an may, in its sole discretion, determine to be necessary, desirable or appropriate that are consistent with the express terms of the Merger Agreement. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement and its existence will not be deemed to relieve such Stockholder of his, her or its obligations under Section 1.1. Stockholder affirms that this proxy is coupled with an interest and is irrevocable until the Expiration Time, where upon such proxy and power of attorney will automatically terminate and be deemed null and void. Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy granted herein is intended to comply with the requirements of Laws applicable to irrevocable proxies. The proxy granted herein shall not be revoked when the interest with which it is coupled is extinguished. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder.

1.3 Appraisal Rights Waiver. Stockholder hereby (i) forever waives all appraisal or dissenter’s rights under applicable Law with respect to the Merger and (ii) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to the Owned Shares or the Subject Shares by Stockholder.

1.4 Release. Effective upon the Closing and delivery to Company Stockholders of the right to receive the portion of the merger consideration to which such stockholders are entitled at Closing pursuant to the Merger Agreement, if any, Stockholder hereby generally releases, remises and forever discharges Parent, Merger Sub, the Company, the Stockholders’ Representative, the Surviving Corporation and their respective Agents (as herein defined) from and against any and all claims, demands, liens, actions, agreements, suits, causes of action, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether or not now known or suspected, that have existed or may have existed, or that do exist or that hereafter shall or may exist, based on any facts, events or omissions occurring from any time on or prior to the execution and delivery of this Agreement that arise out of any rights Stockholder may have in his, her or its capacity as a holder of Parent Capital Stock against the Parent or any of its Affiliates; provided, however, that nothing in this Agreement shall be construed to release, remise, discharge or acquit: (a) any claims or rights Stockholder had, has or may have under the Merger Agreement or any other agreements or instruments executed and delivered in connection with the Merger Agreement to which Stockholder is a party or beneficiary or otherwise with respect to the Merger; (b) if Stockholder is or was a director or officer of the Parent, any claim or right of Stockholder to be indemnified as a result of serving as a director or officer of the Parent, including, but not limited to, any rights available to Stockholder for indemnification or insurance recoveries under the Parent’s Organizational Documents, any agreement between Stockholder and the Parent or any directors’ and officers’ insurance policy for Stockholder’s benefit or under applicable Law; (c) any claims arising out of actual and intentional fraud; and (d) if Stockholder is or was an employee of the Parent, any rights with respect to earned but unpaid salary or other compensation or benefits that accrued prior to the Closing in the ordinary course of business. As used herein, an “Agent” of a party is each of its predecessors, its former or present officers, employees, directors, stockholders, parents, subsidiaries, Affiliates, partners, related corporate entities, agents, attorneys, members, heirs, executors, administrators, conservators, successors and assigns.

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Stockholder waives all rights under any Law, rule, provision or statute of any jurisdiction that states in full (or otherwise in substance) as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

1.5 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require either Stockholder to attempt to) limit or restrict any Stockholder in his or her capacity as a director or officer of the Parent or any designee of the Parent who is a director or officer of the Parent from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a stockholder of the Parent).

ARTICLE 2

DEFINITIONS

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, a Person who, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, with respect to Stockholder, “Affiliate” does not include the Parent and the Persons that directly or indirectly through one or more intermediaries are controlled by the Parent.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a Person include securities Beneficially Owned by (i) all Affiliates of such Person and (ii) all other Persons with whom such Person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder. For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

“Beneficial Owner” with respect to any securities means a Person that has Beneficial Ownership of such securities.

“Parent Stockholder Matters” means approval of the execution and delivery of the Merger Agreement, the Merger, and the consummation of the Transactions on the terms set forth in the Merger Agreement along with any approval that is required under the Organizational Documents of the Parent or otherwise sought with respect to the Merger Agreement or the transactions contemplated thereby.

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“Subject Shares” means, with respect to Stockholder, the Owned Shares set forth on Schedule A hereto (together with any other Parent Capital Stock or other equity interests (including anything convertible into such equity interests) of the Parent that Stockholder acquires record or beneficial ownership of after the date hereof).

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF STOCKHOLDER

Stockholder represents, warrants and covenants to the Parent that:

3.1 Ownership. Stockholder is the sole Beneficial Owner and the record and legal owner of the Parent Capital Stock identified or required to be identified on Schedule A, subject (with respect to shares of Parent Capital Stock underlying options and warrants) to the Parent’s due authorization and valid issuance thereof, and such shares constitute all of the capital stock of the Parent that are Beneficially Owned by Stockholder. Subject (with respect to shares of Parent Capital Stock underlying options and warrants) to the Parent’s due authorization and valid issuance thereof, Stockholder has (or, with respect to shares of Parent Capital Stock underlying options or warrants, will have, following the exercise of such options or warrants) good and valid title to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements, marital, community property and other spousal interests, and security interests and has the sole right to such Parent Capital Stock and there are no restrictions on rights of disposition or other liens or encumbrances pertaining to such Parent Capital Stock (other than pursuant to this Agreement and compliance with applicable securities laws) that could adversely affect the Merger, the Merger Agreement, or the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement. None of the Owned Shares are or will be subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Parent Capital Stock

3.2 Authority and Non-Contravention.

(a) Stockholder is either a natural person or a corporation, limited partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted. Stockholder has all necessary power and authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action, and no other corporate or other proceedings on the part of Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any government authority for any of the transactions contemplated hereby.

(d) Neither the execution and delivery of this Agreement by Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which Stockholder is a party or by which it or any of the Owned Shares are bound, or violate any permit of any government authority, or any applicable law or order to which Stockholder, or any of the Parent Capital Stock, may be subject, or (ii) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the Owned Shares.

(e) Stockholder has the requisite voting power and the requisite power, authority and capacity, as applicable, to issue instructions with respect to the matters set forth in Article 1 and the requisite power, authority and capacity, as applicable, to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Owned Shares, with no limitations, qualifications or restrictions on such rights.

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3.3 Total Shares. Except as set forth on Schedule A, Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Parent Capital Stock or any securities convertible into or exchangeable or exercisable for Parent Capital Stock.

3.4 Merger Agreement. Stockholder has received a copy of the Merger Agreement (including, for the avoidance of doubt, the schedules and exhibits thereto, other than the Consideration Schedule, of which Stockholder acknowledges a final copy will be provided prior to the consummation of the Transactions) and has carefully read and understands the scope and effect of the provisions thereof and of this Agreement and has discussed the foregoing with Stockholder’s professional advisors to the extent Stockholder has deemed necessary.

3.5 Reliance. Stockholder understands and acknowledges that Parent and the Company are each entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

3.6 No Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder or the Owned Shares that could reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

3.7 Brokers and Finders. No broker, finder, financial advisor, investment banker or other person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PARENT

Each of the Company and Parent, severally and not jointly, represents and warrants to Stockholder that (i) this Agreement constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms (assuming this Agreement constitutes the legal, valid and binding obligation of Stockholder), except (x) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (ii) each of the Company and Parent has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (iii) the execution and delivery by Company and Parent of this Agreement and the consummation by the Company and Parent of the transactions contemplated hereby have been duly and validly authorized by the Company and Parent and no other corporate proceedings on the part of the Company or Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and (iv) this Agreement has been duly and validly executed and delivered by each of the Company and Parent.

ARTICLE 5

TERM AND TERMINATION

This Agreement will become effective as of the date hereof. This Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) the date of termination of the Merger Agreement, or (iii) the mutual agreement of the Parent and Stockholder to terminate this Agreement (any such time under clauses (i) through (iii) being referred to herein as the “Expiration Time.”) The parties acknowledge that, upon termination of this Agreement as permitted under and in accordance with the terms of this Article 5, no party to this Agreement shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except that the termination of this Agreement will not relieve Stockholder from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement. Notwithstanding anything to the contrary herein, Article 6 will survive any termination of this Agreement.

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ARTICLE 6

GENERAL PROVISIONS

6.1 Action in Stockholder Capacity Only. Stockholder is entering into this Agreement solely in Stockholder’s capacity as a Beneficial Owner, as applicable, of the Parent Capital Stock and not in Stockholder’s capacity as a director or officer of the Parent. Nothing herein will limit or affect Stockholder’s ability to act as an officer or director of the Parent.

6.2 No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Parent, the Company or any of their respective Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Owned Shares or the Subject Shares.

6.3 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by email transmission (provided confirmation of email transmission is obtained) or (ii) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to the Company, addressed to:

Clover Inc.

401-1500 Don Mills Road

Toronto, Ontario M38 3K4

Attn: Isaac Raichyk

Email: Isaac@clover.co

With a copy (which shall not constitute notice) to:

J.P. Galda & Co.

40 East Montgomery Avenue, LTW 220

Ardmore, PA 19008

Attn: Joseph P. Galda

Email: jpgalda@jpgaldaco.com

If to Parent, addressed to:

FoxWayne Enterprises Acquisition Corp.

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

Attn: Robb Knie

Email: robb@foxwayne.com

With a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Attn: Richard Friedman

Email: rafriedman@sheppardmullin.com

If to Stockholder, to Stockholder’s address set forth on Schedule A.

6.4 Publicity. Unless required by applicable law or permitted by the Merger Agreement, Stockholder will not, and will not authorize or direct any of its Affiliates or representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Parent in each instance.

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6.5 Further Actions. Upon the request of any party to this Agreement, each other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Stockholder hereby agrees that either the Company or Parent may publish and disclose in any filing made by Parent or the Company with the SEC, the Nasdaq Stock Market or other applicable regulatory authority Stockholder’s identity and ownership of any Company Capital Stock or Parent Capital Stock and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any filing made by Parent or the Company with the SEC. Stockholder agrees to (x) provide any information reasonably requested by the Company or Parent for any such regulatory application or filing and (y) notify the Company and Parent promptly of any additional shares of capital stock of the Company or Parent of which Stockholder becomes the Beneficial Owner after the date of this Agreement.

6.6 Transfer of Subject Shares. Except as expressly contemplated by the Merger Agreement or with the prior written consent of the Parent (such consent to be given or withheld in its sole discretion), from and after the date hereof, Stockholder agrees not to (a) Transfer any of the Subject Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Stockholder to Transfer the Subject Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Shares, or (c) take any actions (i) having the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement or (ii) in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

6.7 Miscellaneous. Sections 10.3 (Rules of Construction), 10.4 (References), 10.5 (Entire Agreement), 10.8 (Rights of Third Parties), 10.9 (Waiver), 10.10 (Severability), 10.12 (Governing Law), 10.13 (Consent to Jurisdiction), 10.14 (Waiver of Trial by Jury), 10.16 (Specific Performance), 10.17 (Cumulative Remedies), 10.18 (Expenses), 10.20 (Execution and Counterparts) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

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[Signature Page to Parent Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Parent Support Agreement to be duly executed as of the day and year first above written.

PARENT:	FOXWAYNE ENTERPRISES ACQUISITION CORP.

By:
Name:
Title:

COMPANY:	CLOVER INC.

By:
Name:
Title:

STOCKHOLDER:	[ENTITY NAME]

By:
Name:
Title:

[NATURAL PERSON NAME]

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

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SCHEDULE A

NAME AND	PARENT CAPITAL STOCK
ADDRESS OF STOCKHOLDER	BENEFICIALLY OWNED
[Name]	[●] shares of Class A Common Stock of Parent
[Address 1]	[●] shares of Class A Common Stock of Parent underlying outstanding warrants
[Address 2]
[E-mail]

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